Exhibit 99.1

Bank of the James Financial Group  Announces Third Quarter of 2026 and

First Nine Months of 2026 Financial Results and Declaration of Cash Dividend; Increases Quarterly Cash Dividend by 50%

Bank of the James Financial Group Reports First Nine Months 2026 Net Income of $9.34 Million,  $2.05 Per Share

LYNCHBURG, VA, October 30, 2026 -- Bank of the James Financial Group, Inc. (the “Company”) (NASDAQ: BOTJ), the parent company of Bank of the James (the “Bank”), a full-service commercial and retail bank, and Pettyjohn, Wood & White, Inc. (“PWW”), an SEC-registered investment advisor, today announced unaudited results of operations for the three-month and nine-month periods ended September 30, 2026. The Bank serves Region 2000 (the greater Lynchburg metropolitan statistical area) and the Blacksburg, Charlottesville, Harrisonburg, Lexington, Nellysford, Roanoke, and Wytheville, Virginia markets.

Third Quarter 2026 and Year-to-Date 2026 Highlights

•

Net income for the third quarter of 2026 was $3.32 million, an increase of $570,000 from $2.75 million in the third quarter of 2025. Earnings per share were $0.73 compared with $0.61 per share one year earlier. Net income for the first nine months of 2026 was $9.34 million, an increase of $3.04 million from $6.30 million in the first nine months of 2025. Earnings per share were $2.05 compared with $1.39 per share one year earlier. The year-over-year increases reflect higher net interest income and growth in noninterest income.

•	Total assets were $1.065 billion at September 30, 2026, compared with $1.039 billion at December 31, 2025, and $1.020 billion at September 30, 2025.
•

Net interest income after provision for (recovery of) credit losses increased approximately 18% to $9.69 million in the third quarter of 2026 from $8.21 million in the third quarter of 2025, and increased 11.80% to $27.47 million in the first nine months of 2026 from $24.57 million in the first nine months of 2025. The Company recorded a  total provision for credit losses of $35,000 for the third quarter and $239,000 for the first nine months of 2026. The provision for credit losses on loans was  $26,000 and $344,000, respectively.

•

Net interest margin (tax-equivalent) was 3.81% for the third quarter of 2026 compared with 3.44% for the third quarter of 2025, and 3.70% for the first nine months of 2026 compared with 3.37% for the first nine months of 2025.

•

Interest expense decreased 8.90% to $3.16 million in the third quarter of 2026 from $3.47 million in the third quarter of 2025, and decreased 10.26% to $9.31 million in the first nine months of 2026 from $10.37 million in the first nine months of 2025, reflecting lower deposit costs and, for the nine-month comparison only, the retirement of approximately $10 million in capital notes in the second quarter of 2025.

1

•

Noninterest income increased 0.24% to $4.18 million in the third quarter of 2026 from $4.17 million in the third quarter of 2025, and increased 9.47% to $12.62 million in the first nine months of 2026 from $11.53 million in the first nine months of 2025.

•

Noninterest expense increased 5.85% to $9.70 million in the third quarter of 2026 from $9.16 million in the third quarter of 2025, and decreased 0.24% to $28.37 million in the first nine months of 2026 from $28.44 million in the first nine months of 2025.

•

Wealth management fees from PWW increased 10.43% to $1.50 million in the third quarter of 2026 from $1.36 million in the third quarter of 2025, and increased 11.90% to $4.38 million in the first nine months of 2026 from $3.92 million in the first nine months of 2025.

•

The efficiency ratio (noninterest expense divided by the sum of net interest income and noninterest income) improved to 69.76% in the third quarter of 2026 from 73.46% in the third  quarter of 2025, and to 70.35% in the first nine months of 2026 from 79.45% in the first nine months of 2025.

•

Loans, net of the allowance for credit losses, were $694.03 million at September 30, 2026, compared with $686.08 million at June 30, 2026, $661.36 million at December 31, 2025, and $653.29 million at September 30, 2025.

•	Total deposits were $963.60 million at September 30, 2026, compared with $937.13 million at December 31, 2025, and $919.80 million at September 30, 2025.
•

Nonperforming loans were $548,000 at September 30, 2026, down from $1.09 million at June 30, 2026, and from $1.70 million at December 31, 2025. The allowance for credit losses was $6.55 million at September 30, 2026, compared with $6.45 million at December 31, 2025, and represented 1,195.99% coverage of nonperforming loans, compared with 378.52% at December 31, 2025.    The decrease in nonperforming loans was due primarily to the return of selected non-accrual relationships to accrual status.

•

Stockholders’ equity decreased to $78.45 million at September 30, 2026, from $80.05 million at December 31, 2025, a decrease of 2.00%.  Book value per share decreased to $17.27 from $17.62.  Retained earnings increased $7.97 million, as year-to-date net income of $9.34 million was partially offset by dividends paid.  This was more than offset by a $9.57 million increase in accumulated other comprehensive loss (AOCI), net of tax, to $24.51 million from $14.94 million at December 31, 2025, reflecting unrealized losses on the Company’s available-for-sale securities portfolio resulting from the increase in market interest rates since December 31, 2025, particularly during the third quarter.

•

On October 27, 2026, the Company’s board of directors approved a quarterly dividend of $0.15 per common share to stockholders of record as of November 20, 2026, to be paid on December 4, 2026.    This is an increase of $0.05 per common share, or 50%, from the dividend declared in July 2026.

Commentary from Executive Management

Robert R. Chapman III, CEO of the Bank, commented: “Bank of the James Financial Group once again produced record quarterly profits during the third quarter, perpetuating the momentum which our corporation has generated thus far during 2026. Our team continues to do an outstanding job of serving our customers, and we appreciate the trust which our clients have placed in our organization.

“We are also very pleased to announce a 50% increase in our quarterly cash dividend from $0.10 per share to $0.15 per share.    This is a well-deserved enhancement for our many loyal shareholders in appreciation for their participation in the Company’s journey over the past 27 years.”

Mike Syrek, President of the Bank, added:  “Bank of the James’ loan portfolio and its deposit portfolio each reached all-time highs during the third quarter.  It is especially notable that the net loan portfolio increased by $7.95 million during the quarter despite the repayment of one $10.07 million loan.  These milestone achievements are a testament to the hard work of the entire team,  not just this year but over the course of many years.  We will continue to focus upon building relationships with our clients on both the loan and deposit fronts.”

About the Company

Bank of the James, a wholly-owned subsidiary of Bank of the James Financial Group, Inc. opened for business in July 1999 and is headquartered in Lynchburg, Virginia. The Bank currently serves customers in Virginia from offices located in Altavista, Amherst, Appomattox, Bedford, Blacksburg, Charlottesville, Forest, Harrisonburg, Lexington, Lynchburg, Madison Heights, Nellysford, Roanoke, Rustburg, and Wytheville. The Bank offers full investment and insurance services through its BOTJ Investment Services division and BOTJ Insurance, Inc. subsidiary. The Bank provides mortgage loan origination through Bank of the James Mortgage, a division of Bank of the James. The Company provides investment advisory services through its wholly-owned subsidiary, Pettyjohn, Wood & White, Inc., an SEC-registered investment advisor. Bank of the James Financial Group, Inc. common stock is listed under the symbol “BOTJ” on the NASDAQ Stock Market, LLC. Additional information on the Company is available at: www.bankofthejames.bank.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the date on which they were made. Bank of the James Financial Group, Inc. (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, competition, general economic conditions, potential changes in interest rates, changes in the value of real estate securing loans made by the Bank, as well as geopolitical conditions. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission.

CONTACT: Eric J. Sorenson, Jr., Executive Vice President and Chief Financial Officer of the Bank, (434) 846-2000.

FINANCIAL RESULTS FOLLOW

Bank of the James Financial Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(dollar amounts in thousands, except per share amounts)

	(unaudited)	(audited)
Assets	9/30/2026	12/31/2025

Cash and due from banks	$20,706	$28,538
Federal funds sold	41,049	55,937
Total cash and cash equivalents	61,755	84,475

Securities held-to-maturity (fair value of $3,114 as of September 30, 2026 and $3,315 as of December 31, 2025), net of allowance for credit losses of $0 as of September 30, 2026 and December 31, 2025	3,577	3,590
Securities available-for-sale, at fair value	225,490	214,128
Restricted stock, at cost	1,872	1,828
Loans, net of allowance for credit losses of $6,554 as of September 30, 2026 and $6,450 as of December 31, 2025	694,033	661,357
Loans held for sale	2,674	3,472
Premises and equipment, net	18,587	19,132
Interest receivable	3,286	3,380
Cash value - bank owned life insurance	24,319	23,676
Customer relationship intangible	5,744	6,164
Goodwill	2,054	2,054
Other real estate owned	192	-
Other assets	21,000	15,768
Total assets	$1,064,583	$1,039,024

Liabilities and Stockholders' Equity

Deposits
Noninterest bearing demand	$150,251	$131,456
NOW, money market and savings	564,419	570,345
Time	248,925	235,328
Total deposits	963,595	937,129

Other borrowings	8,606	8,796
Interest payable	1,193	1,167
Other liabilities	12,742	11,884
Total liabilities	$986,136	$958,976

Stockholders' equity
Common stock $2.14 par value; authorized 10,000,000 shares; issued and outstanding 4,543,338 as of September 30, 2026 and December 31, 2025	9,723	9,723
Additional paid-in capital	35,253	35,253
Retained earnings	57,982	50,009
Accumulated other comprehensive loss	(24,511)	(14,937)
Total stockholders' equity	$78,447	$80,048

Total liabilities and stockholders' equity	$1,064,583	$1,039,024

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Bank of the James Financial Group, Inc. and Subsidiaries

Consolidated Statements of Income

(dollar amounts in thousands, except per share amounts) (unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
Interest Income	2026	2025	2026	2025
Loans	$10,432	$9,492	$29,596	$27,739
Securities
US Government and agency obligations	595	540	1,847	1,542
Mortgage backed securities	725	386	1,916	1,150
Municipals - taxable	427	355	1,227	996
Municipals - tax exempt	70	40	195	82
Dividends	16	15	61	63
Corporates	129	136	426	407
Interest bearing deposits	78	150	303	400
Federal funds sold	411	657	1,448	2,264
Total interest income	12,883	11,771	37,019	34,643

Interest Expense
NOW, money market and savings	$976	$1,273	$3,003	$3,779
Time deposits	1,949	2,114	5,796	6,138
Finance leases	13	16	41	50
Other borrowings	224	68	470	244
Capital notes	-	-	-	163
Total interest expense	3,162	3,471	9,310	10,374

Net interest income	9,721	8,300	27,709	24,269

Provision for (recovery of) credit losses	35	91	239	(300)

Net interest income after provision for (recovery of) credit losses	9,686	8,209	27,470	24,569

Noninterest income
Gains on sale of loans held for sale	$1,306	$1,242	$4,031	$3,668
Service charges, fees and commissions	1,089	1,046	3,232	3,002
Wealth management fees	1,504	1,362	4,383	3,917
Life insurance income	218	195	643	573
Income from small business investment company	28	278	229	278
Gains on sales and calls of securities	-	27	1	27
Other	34	19	100	62
Total noninterest income	4,179	4,169	12,619	11,527

Noninterest expenses
Salaries and employee benefits	5,632	5,516	16,642	15,650
Occupancy	551	523	1,682	1,590
Equipment	755	697	2,208	2,021
Supplies	205	153	497	463
Professional and other outside expense	746	725	2,272	3,194
Data processing	543	381	1,537	1,984
Marketing	227	249	674	684
Loan related expense	227	216	676	665
FDIC insurance expense	126	132	380	394

Amortization of intangibles	140	140	420	420
Other	544	428	1,384	1,376
Total noninterest expenses	9,696	9,160	28,372	28,441

Income before income taxes	4,169	3,218	11,717	7,655

Income tax expense	848	466	2,382	1,357

Net Income	$3,321	$2,752	$9,335	$6,298

Weighted average shares outstanding - basic and diluted	4,543,338	4,543,338	4,543,338	4,543,338

Net income per common share - basic and diluted	$0.73	$0.61	$2.05	$1.39

Bank of the James Financial Group, Inc. and Subsidiaries

Dollar amounts in thousands, except per share data

unaudited

Selected Data:	Three months ending Sep 30, 2026	Three months ending Sep 30, 2025	Change	Nine Months ending Sep 30, 2026	Nine Months ending Sep 30, 2025	Change
Interest income	$12,883	$11,771	9.45%	$37,019	$34,643	6.86%
Interest expense	3,162	3,471	-8.90%	9,310	10,374	-10.26%
Net interest income	9,721	8,300	17.12%	27,709	24,269	14.17%
Provision for (recovery of) credit losses	35	91	-61.54%	239	(300)	-179.67%
Noninterest income	4,179	4,169	0.24%	12,619	11,527	9.47%
Noninterest expense	9,696	9,160	5.85%	28,372	28,441	-0.24%
Income taxes	848	466	81.97%	2,382	1,357	75.53%
Net income	3,321	2,752	20.68%	9,335	6,298	48.22%
Weighted average shares outstanding - basic and diluted	4,543,338	4,543,338	-	4,543,338	4,543,338	-
Basic and diluted net income per share	$0.73	$0.61	$0.12	$2.05	$1.39	$0.66

Balance Sheet at period end:	Sep 30, 2026	Dec 31, 2025	Change	Sep 30, 2025	Dec 31, 2024	Change
Loans, net	$694,033	$661,357	4.94%	$653,288	$636,552	2.63%
Loans held for sale	2,674	3,472	-22.98%	3,766	3,616	4.15%
Total securities	229,067	217,718	5.21%	206,100	191,522	7.61%
Total deposits	963,595	937,129	2.82%	919,796	882,404	4.24%
Stockholders' equity	78,447	80,048	-2.00%	76,972	64,865	18.66%
Total assets	1,064,583	1,039,024	2.46%	1,020,125	979,244	4.17%
Shares outstanding	4,543,338	4,543,338	-	4,543,338	4,543,338	-
Book value per share	$17.27	$17.62	$(0.35)	$16.94	$14.28	$2.66

Daily averages:	Three months ending Sep 30, 2026	Three months ending Sep 30, 2025	Change	Year to date ending Sep 30, 2026	Year to date ending Sep 30, 2025	Change
Loans	$691,133	$657,028	5.19%	$675,928	$652,562	3.58%
Loans held for sale	3,361	3,011	11.62%	3,441	3,022	13.86%
Total securities (book value)	262,122	224,958	16.52%	256,857	223,001	15.18%
Total deposits	960,411	922,270	4.14%	953,575	921,588	3.47%
Stockholders' equity	84,702	71,641	18.23%	82,785	68,250	21.30%
Interest earning assets	1,012,880	959,442	5.57%	1,003,299	961,411	4.36%
Interest bearing liabilities	827,519	794,931	4.10%	822,186	796,914	3.17%
Total assets	1,067,582	1,017,872	4.88%	1,059,183	1,018,389	4.01%

Financial Ratios:	Three months ending Sep 30, 2026	Three months ending Sep 30, 2025	Change	Year to date ending Sep 30, 2026	Year to date ending Sep 30, 2025	Change
Return on average assets	1.23%	1.07%	0.16	1.18%	0.83%	0.35
Return on average equity	15.56%	15.24%	0.32	15.08%	12.34%	2.74
Net interest margin (tax-equivalent)	3.81%	3.44%	0.37	3.70%	3.37%	0.33
Efficiency ratio	69.76%	73.46%	-3.70	70.35%	79.45%	-9.10
Average equity to average assets	7.93%	7.04%	0.89	7.82%	6.70%	1.12

Allowance for credit losses:	Three months ending Sep 30, 2026	Three months ending Sep 30, 2025	Change	Year to date ending Sep 30, 2026	Year to date ending Sep 30, 2025	Change
Beginning balance	$6,597	$6,308	4.58%	$6,450	$7,044	-8.43%
Provision for (recovery of) credit losses*	26	9	188.89%	344	(518)	-166.41%
Charge-offs	(80)	(21)	280.95%	(392)	(244)	60.66%
Recoveries	11	2	450.00%	152	16	850.00%
Ending balance	6,554	6,298	4.06%	6,554	6,298	4.06%
* does not include provision for or recovery of unfunded loan commitment liability

Nonperforming assets:	Sep 30, 2026	Dec 31, 2025	Change	Sep 30, 2025	Dec 31, 2024	Change
Total nonperforming loans	$548	$1,704	-67.84%	$1,895	$1,640	15.55%
Other real estate owned	192	-	N/A	-	-	N/A

Asset quality ratios:	2026	2025	Change	2025	2024	Change
Nonperforming loans to total loans	0.08%	0.26%	-0.18	0.29%	0.25%	0.04
Allowance for credit losses for loans to total loans	0.94%	0.97%	-0.03	0.95%	1.09%	-0.14
Allowance for credit losses for loans to nonperforming loans	1,195.99%	378.52%	817.47	332.35%	429.51%	-97.16